                                                              Exhibit (h)(2)(ii)

                                                                       Exhibit A

                                     FORM OF
                      Schedule to Administration Agreement
                             as of December 22, 2003

                                                                 Fee Rate:
                                          -------------------------------------------------------
                                              Institutional and
                                            Administrative Classes         Classes A, B & C
                                          -------------------------   ---------------------------
                                            Core                        Core
Fund                                      Expenses*   Other   Total   Expenses*   Other   Total**
----                                      ---------   -----   -----   ---------   -----   -------
PIMCO CCM Capital Appreciation              0.10      0.15    0.25       0.10     0.30     0.40
PIMCO CCM Mid-Cap                           0.10      0.15    0.25       0.10     0.30     0.40
PIMCO CCM Emerging Companies                0.10      0.15    0.25        n/a      n/a      n/a
PIMCO PEA Renaissance                       0.10      0.15    0.25       0.10     0.30     0.40
PIMCO PEA Growth                            0.10      0.15    0.25       0.10     0.30     0.40
PIMCO PEA Target                            0.10      0.15    0.25       0.10     0.30     0.40
PIMCO PEA Opportunity                       0.10      0.15    0.25       0.10     0.30     0.40
PIMCO PEA Innovation                        0.10      0.15    0.25       0.10     0.30     0.40
PIMCO PEA Value                             0.10      0.15    0.25       0.10     0.30     0.40
PIMCO NFJ Small-Cap Value                   0.10      0.15    0.25       0.10     0.30     0.40
PIMCO CCM Focused Growth (formerly CCM
   Mega-Cap)****                            0.10      0.15    0.25        n/a      n/a      n/a
PIMCO PPA Tax-Efficient Structured
   Emerging Markets                         0.15      0.35    0.50        n/a      n/a      n/a
PIMCO NFJ Dividend Value (formerly NFJ
   Equity Income)                           0.10      0.15    0.25       0.10     0.40     0.50
PIMCO NFJ Large-Cap Value (formerly NFJ
   Basic Value)                             0.10      0.15    0.25       0.10     0.40     0.50
PIMCO PEA Growth & Income                   0.10      0.15    0.25       0.10     0.40     0.50
PIMCO Asset Allocation (prior to
   conversion)                              0.05      0.05    0.10       0.10     0.30     0.40
PIMCO Asset Allocation (effective
   pursuant to conversion into
   "Multi-Discipline Portfolio")            0.10      0.20    0.30       0.10     0.40     0.50
PIMCO RCM Large-Cap Growth                  0.10      0.20    0.30       0.10     0.40     0.50
PIMCO RCM Tax-Managed Growth                0.10      0.20    0.30       0.10     0.40     0.50
PIMCO RCM Mid-Cap                           0.10      0.20    0.30       0.10     0.40     0.50
PIMCO RCM Biotechnology                      n/a       n/a     n/a       0.10     0.35     0.45
PIMCO RCM Global Small-Cap                  0.15      0.25    0.40       0.15     0.45     0.60
PIMCO RCM Global Technology                 0.15      0.25    0.40       0.15     0.40     0.55
PIMCO RCM Global Healthcare                  n/a       n/a     n/a       0.15     0.40     0.55
PIMCO RCM International Growth Equity       0.15      0.35    0.50       0.15     0.55     0.70
PIMCO RCM Europe****                        0.15      0.35    0.50       0.15     0.55     0.70
PIMCO RCM Global Equity                     0.15      0.25    0.40       0.15     0.45     0.60
PIMCO NACM Global                           0.15      0.25    0.40       0.15     0.45     0.60
PIMCO NACM Growth                           0.10      0.20    0.30       0.10     0.40     0.50
PIMCO NACM International                    0.15      0.35    0.50       0.15     0.55     0.70
PIMCO NACM Flex-Cap Value                   0.10      0.20    0.30       0.10     0.40     0.50
PIMCO NACM Pacific Rim                      0.15      0.35    0.50       0.15     0.55     0.70

                                            Core                        Core
Fund                                      Expenses*   Other   Total   Expenses*   Other   Total**
----                                      ---------   -----   -----   ---------   -----   -------
PIMCO NACM Value                            0.10      0.20    0.30       0.10     0.40     0.50
PIMCO Large-Cap Value***                    0.10      0.20    0.30       0.10     0.40     0.50
PIMCO International Value***                0.15      0.35    0.50       0.15     0.55     0.70
PIMCO Balanced Value***                     0.10      0.20    0.30       0.10     0.40     0.50
PIMCO Core Equity****                       0.10      0.20    0.30        n/a      n/a      n/a
PIMCO Small-Cap Value****                   0.10      0.20    0.30        n/a      n/a      n/a
PIMCO Disciplined Value****                 0.10      0.20    0.30        n/a      n/a      n/a
PIMCO Mid-Cap Value****                     0.10      0.20    0.30        n/a      n/a      n/a
PIMCO NFJ International Value               0.15      0.25    0.40        n/a      n/a      n/a
PIMCO Multi-Discipline Portfolio******      0.10      0.20    0.30       0.10     0.40     0.50

----------
* Core Expenses include custody, portfolio accounting and tax preparation expenses.
** The Total fee rate for Class A, B and C shares shall be reduced by 0.05% per annum on a Fund's average daily net assets attributable in the aggregate to Class A, B and C shares in excess of $2.5 billion. For example, Class A, B and C shares of PIMCO CCM Capital Appreciation Fund shall pay an annual fee rate of 0.40% on the Fund's first $2.5 billion of average daily net assets attributable in the aggregate to Class A, B and C shares, and 0.35% on such assets in excess of $2.5 billion.
***  These Funds only offer Institutional Class and Class A shares.
**** These Funds only offer Institutional Class shares.
***** Currently seeded but not publicly offered.
****** Neither seeded nor publicly offered.

                                 Class D Shares

                                            Core
Fund                                      Expenses*   Other   Total
----                                      ---------   -----   -----
PIMCO NFJ Large-Cap Value (formerly NFJ
   Basic Value)                             0.10      0.65    0.75
PIMCO CCM Capital Appreciation              0.10      0.55    0.65
PIMCO CCM Mid-Cap                           0.10      0.55    0.65
PIMCO PEA Renaissance                       0.10      0.55    0.65
PIMCO PEA Growth                            0.10      0.55    0.65
PIMCO PEA Innovation                        0.10      0.55    0.65
PIMCO PEA Value                             0.10      0.55    0.65
PIMCO NFJ Dividend Value (formerly NFJ
   Equity Income)                           0.10      0.65    0.75
PIMCO PEA Opportunity                       0.10      0.55    0.65
PIMCO NFJ Small-Cap Value                   0.10      0.55    0.65
PIMCO PEA Target                            0.10      0.55    0.65
PIMCO PEA Growth & Income                   0.10      0.65    0.75
PIMCO RCM Large-Cap Growth                  0.10      0.65    0.75
PIMCO RCM Tax-Managed Growth                0.10      0.65    0.75
PIMCO RCM Mid-Cap                           0.10      0.65    0.75
PIMCO RCM Biotechnology                     0.10      0.60    0.70
PIMCO RCM Global Small-Cap                  0.15      0.70    0.85
PIMCO RCM Global Technology                 0.15      0.65    0.80
PIMCO RCM Global Healthcare                 0.15      0.65    0.80
PIMCO RCM International Growth Equity       0.15      0.80    0.95
PIMCO RCM Europe                            0.15      0.80    0.95
PIMCO NACM Global                           0.15      0.70    0.85
PIMCO NACM Growth                           0.10      0.65    0.75
PIMCO NACM International                    0.15      0.80    0.95
PIMCO NACM Flex-Cap Value                   0.10      0.65    0.75
PIMCO NACM Pacific Rim                      0.15      0.80    0.95
PIMCO NACM Value                            0.10      0.65    0.75
PIMCO Multi-Discipline Portfolio**          0.10      0.65    0.75
PIMCO Asset Allocation (post-conversion
   into "Multi-Discipline Portfolio")       0.10      0.65    0.75

----------
* Core Expenses include custody, portfolio accounting and tax preparation expenses.
**   Neither seeded nor publicly offered.

                                 Class R Shares

                                            Core
Fund                                      Expenses*   Other   Total
----                                      ---------   -----   -----
PIMCO CCM Capital Appreciation              0.10      0.40    0.50
PIMCO CCM Mid-Cap                           0.10      0.40    0.50
PIMCO NACM Global Fund                      0.15      0.45    0.60
PIMCO NACM International Fund               0.15      0.55    0.70
PIMCO NFJ Dividend Value (formerly NFJ
   Equity Income)                           0.10      0.40    0.50
PIMCO NFJ Small-Cap Value                   0.10      0.40    0.50
PIMCO PEA Growth & Income                   0.10      0.40    0.50
PIMCO PEA Growth                            0.10      0.40    0.50
PIMCO PEA Renaissance                       0.10      0.40    0.50
PIMCO PEA Value                             0.10      0.40    0.50
PIMCO RCM Large-Cap Growth                  0.10      0.40    0.50
PIMCO RCM Mid-Cap                           0.10      0.40    0.50
PIMCO Multi-Discipline Portfolio**          0.10      0.40    0.50
PIMCO Asset Allocation (post-conversion
   into "Multi-Discipline Portfolio")       0.10      0.40    0.50

----------
* Core Expenses include custody, portfolio accounting and tax preparation expenses.
**   Neither seeded nor publicly offered.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Schedule to Administration Agreement to be executed by their officers designated below on this 22nd day of December, 2003.

                                        PIMCO FUNDS: MULTI-MANAGER SERIES


                                        By:
                                            -----------------------------------
                                            Name:  Newton B. Schott, Jr.
                                            Title: President


                                        PIMCO ADVISORS FUND MANAGEMENT LLC


                                        By:
                                            -----------------------------------
                                            Name:  Stephen J. Treadway
                                            Title: Managing Director and Chief
                                                      Executive Officer